UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2019
Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (617) 346-7200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 7.01     Regulation FD Disclosure
Post-Employment Agreement with Scott Powell

On December 9, 2019, an agreement between Santander Holdings USA, Inc. and its subsidiaries (the “Company”), including Santander Consumer USA Holdings Inc. and its subsidiaries (“SC”), and Scott Powell regarding his separation and related post-employment obligations (“Post-Employment Agreement”) became fully effective. Mr. Powell resigned from his positions at the Company and SC effective December 2, 2019 (the “Separation Date”). Mr. Powell’s employment at the Company was subject to the terms and conditions of the employment agreement, dated as of September 14, 2018, by and between the Company and Mr. Powell (the “Powell Employment Agreement”) and the Post-Employment Agreement amends certain terms of the Powell Employment Agreement. The Powell Employment Agreement was previously filed with the SEC as Exhibit 10.1 to the Company’s Form 8-K, filed on September 20, 2018.

The Post-Employment Agreement provides, among other things, that Mr. Powell waives the following as set forth in the Powell Employment Agreement: (i) the severance benefits that would have been payable in connection with his separation from employment with the Company and SC under certain circumstances; (ii) deferred compensation and incentive compensation that was unvested on the Separation Date; and (iii) any performance bonus for 2019. The Post-Employment Agreement also provides that the Company and SC waive: (i) the notice period as set forth in the Powell Employment Agreement; and (ii) the non-compete restriction set forth in the Powell Employment Agreement. Mr. Powell also agreed not to hire or engage certain employees of the Company and SC for a period of eight months following the Separation Date.

The Post-Employment Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Post-Employment Agreement is qualified in its entirety by reference to such exhibit.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section.   Further, the information in this Form 8-K shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Cautionary Note Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, or future events are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “looking forward,” “would,” “hopes,” “assumes,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date on which the statements are made, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors and assumptions, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled “Risk Factors” in our Annual Report on Form 10-K we file with the Securities and Exchange Commission (the “SEC”) and elsewhere. Among the factors that could cause actual results to differ from those reflected in forward-looking statements include, without limitation, the risks and uncertainties described in the Company’s filings with the SEC. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Form 8-K. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Readers are cautioned not to place undue reliance on the Company’s forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Any forward-looking statements only speak as of the date of this Form 8-K, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Post-Employment Agreement, effective December 9, 2019, executed by Scott Powell in favor of the Company and SC

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2019	SANTANDER HOLDINGS USA, INC. By: /s/ Gerard A. Chamberlain Name: Gerard A. Chamberlain Title: Senior Deputy General Counsel and Executive Vice President